UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C.   20549



                                 FORM 8-K/A

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 10 1998 (May 29,
1998)



                           REPTRON ELECTRONICS, INC.
                        --------------------------------
            (Exact name of registrant as specified in its charter)

         Florida                      33-75040                 38-2081116
---------------------------       ------------------       -----------------
State or other jurisdiction       (Commission File           (IRS Employer
of incorporation                       Number              Identification
No.)


       14401 McCormick Drive
       Tampa, Florida                                        33626
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (813)854-2351
                                                    -------------
                                  N/A
      ------------------------------------------------------------
     (Former name or former address, if changed since last report)





















ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of Business Acquired:

          Report of Independent Public Accountants

          Hibbing Electronics Corporation and Subsidiary Consolidated Financial Statements for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1997 and 1998 (Unaudited).

          Notes to Consolidated Financial Statements for the years ended December 31, 1996 and 1997 (including data applicable to the unaudited periods).


    (b) Pro Forma Financial Information (Unaudited):

          Reptron Electronics, Inc. Pro Forma Consolidated
          Combined Balance Sheet at March 31, 1998.

          Reptron Electronics, Inc. Notes to Pro Forma
          Consolidated Combined Balance Sheet at March 31, 1998.

          Reptron Electronics, Inc. Pro Forma Consolidated
          Combined Statement of Operations for the period ended
          December 31, 1997.

          Reptron Electronics, Inc. Notes to Pro Forma Consolidated Combined Statement of Operations for the period ended December 31, 1997.

          Reptron Electronics, Inc. Pro Forma Consolidated
          Combined Statement of Operations for the three months ended March 31, 1998.

          Reptron Electronics, Inc. Notes to Pro Forma Consolidated Combined Statement of Operations for the three months ended March 31, 1998.






























                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Hibbing Electronics Corporation:

We have audited the accompanying consolidated balance sheets of Hibbing Electronics Corporation (a Minnesota corporation and a wholly owned subsidiary of OECO Corporation) and Subsidiary as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hibbing Electronics Corporation and Subsidiary as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                               ARTHUR ANDERSEN LLP
Minneapolis, Minnesota,
  January 30, 1998
  (except for Notes 2 and 7, as to which
  the date is May 29, 1998)

























                   HIBBING ELECTRONICS CORPORATION AND SUBSIDIARY
                            Consolidated Balance Sheets
                                                    December 31              March 31,
                                              ------------------------      ----------
                  ASSETS                         1996         1997             1998
                                              ----------  ------------      ----------
                                                                            (Unaudited)
CURRENT ASSETS:
  Cash                                       $   197,534   $   325,697     $   165,206
  Accounts receivable, net of allowance
    for doubtful accounts of $131,000,
    $355,000 and $379,000                      1,636,234    13,827,421      14,403,853
  Inventories                                 11,410,495    12,851,445      11,740,553
  Prepaid expenses and other current assets      595,161       895,956         809,268
                                              ----------    ----------      ----------
          Total current assets                23,839,424    27,900,519      27,118,880
                                              ----------    ----------      ----------
PROPERTY AND EQUIPMENT:
  Machinery and equipment                      9,895,469    11,516,008      11,628,115
  Furniture, fixtures and automobiles          2,065,661     2,494,877       2,504,465
  Leasehold improvements                       1,063,856     1,226,981       1,226,983
                                              ----------    ----------      ----------
                                              13,024,986    15,237,866      15,359,563
  Less - Accumulated depreciation and
    amortization                              (7,621,754)   (9,249,850)     (9,735,541)
                                              ----------    ----------      ----------
          Property and equipment, net          5,403,232     5,988,016       5,624,022
                                              ----------    ----------      ----------
          Total assets                       $29,242,656   $33,888,535     $32,742,902
                                              ==========    ==========      ==========
   LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of debt obligations     $ 6,627,758   $ 4,184,703     $ 4,234,019
  Current maturities of capital lease
    obligations                                1,016,316     1,219,297       1,260,532
  Accounts payable                             6,977,491    11,056,203       9,913,135
  Accrued liabilities -
    Accrued payroll and employee benefits      1,145,166     1,448,848       1,378,598
    Other accrued liabilities                    351,909       467,784         610,707
  Due to Parent                                  919,144     1,700,238         657,757
                                              ----------    ----------      ----------
          Total current liabilities           17,037,784    20,077,073      18,054,748

CAPITAL LEASE OBLIGATIONS, less current
  maturities                                   2,147,124     1,305,478         953,346
DEBT OBLIGATIONS, less current maturities        576,257     1,696,485       2,362,033
DEFERRED INCOME TAXES                            524,000       240,400         240,400
                                              ----------    ----------      ----------
          Total liabilities                   20,285,165    23,319,436      21,610,527
                                              ----------    ----------      ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' INVESTMENT:
  Common stock, par value $1 per share;
    5,000 shares authorized,issued and
    outstanding                                    5,000         5,000           5,000
  Retained earnings                            8,952,491    10,564,099      11,127,375
                                              ----------    ----------      ----------
          Total stockholders' investment       8,957,491    10,569,099      11,132,375
                                              ----------    ----------      ----------
          Total liabilities and
            stockholders' investment         $29,242,656   $33,888,535     $32,742,902
                                              ==========    ==========      ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                    HIBBING ELECTRONICS CORPORATION AND SUBSIDIARY

                        Consolidated Statements of Operations

                                                                          Three Months Ended
                                         Years Ended December 31                March 31
                                         ------------------------    ------------------------
                                           1996           1997         1997           1998
                                         ----------    ----------    ----------    ----------
                                                                            (Unaudited)
NET SALES                               $66,575,542   $76,945,986   $17,083,463   $20,517,805

COST OF SALES                            57,555,328    67,159,731    14,946,945    17,852,704
                                         ----------    ----------    ----------    ----------
          Gross profit                    9,020,214     9,786,255     2,136,518     2,665,101

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                 5,615,217     6,586,123     1,410,397     1,736,505
                                         ----------    ----------    ----------    ----------
          Income from operations          3,404,997     3,200,132       726,121       928,596

INTEREST EXPENSE                           (862,540)     (686,717)     (156,841)     (181,805)

OTHER INCOME, net                            99,565       187,357         5,255       178,485
                                         ----------    ----------    ----------    ----------
          Income before provision
            for income taxes              2,642,022     2,700,772       574,535       925,276

PROVISION FOR INCOME TAXES                  866,500     1,089,164       219,000       362,000
                                         ----------    ----------    ----------    ----------
          Net income                    $ 1,775,522   $ 1,611,608   $   355,535   $   563,276
                                         ==========    ==========    ==========    ==========


    The accompanying notes are an integral part of these consolidated financial statements.

                     HIBBING ELECTRONICS CORPORATION AND SUBSIDIARY
                   Consolidated Statements of Stockholders' Investment


                                 Common Stock                       Total
                                --------------       Retained    Stockholders'
                                Shares   Amount      Earnings     Investment
                                ------   ------     ----------   -------------
BALANCE, December 31, 1995       5,000   $5,000    $ 7,176,969    $ 7,181,969
  Net income                         -        -      1,775,522      1,775,522
                                 -----    -----     ----------     ----------
BALANCE, December 31, 1996       5,000    5,000      8,952,491      8,957,491
  Net income                         -        -      1,611,608      1,611,608
                                 -----    -----     ----------     ----------
BALANCE, December 31, 1997       5,000    5,000     10,564,099     10,569,099
  Net income (unaudited)             -        -        563,276        563,276
                                 -----    -----     ----------     ----------
BALANCE, March 31, 1998
  (unaudited)                    5,000   $5,000    $11,127,375    $11,132,375
                                 =====    =====     ==========     ==========


The accompanying notes are an integral part of these consolidated financial statements.


                  HIBBING ELECTRONICS CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                   Years Ended December 31     Three Months Ended
                                                  ------------------------           March 31
                                                      1996         1997          1997       1998
                                                  ----------    ----------   ----------   ----------
                                                                                   (Unaudited)
OPERATING ACTIVITIES:
 Net income                                       $1,775,522   $ 1,611,608   $  355,535  $  563,276
 Adjustments to reconcile net income to
  net cash provided by operating activities -
   Depreciation and amortization                   1,550,840     1,847,085      409,865     485,691
   Deferred tax benefit                              (42,800)     (525,200)           -           -
   Change in operating items:
    Accounts receivable                           (4,076,970)   (2,191,187)     932,860    (576,432)
    Inventories                                    2,715,649    (1,440,950)   3,274,582   1,110,892
    Prepaid expenses and other current assets        (48,591)      (59,195)      67,491      86,688
    Accounts payable                              (1,148,944)    4,078,712   (1,581,311) (1,143,068)
    Accrued liabilities                              396,050       419,557      556,817      72,673
                                                   ---------    ----------    ---------   ---------
     Net cash provided by operating activities     1,120,756     3,740,430    4,015,839     599,720
                                                   ---------    ----------    ---------   ---------
INVESTING ACTIVITIES:
 Purchases of property and equipment, net         (1,184,931)   (1,800,572)    (337,770)   (121,697)
                                                   ---------    ----------    ---------   ---------
FINANCING ACTIVITIES:
 Borrowings under line of credit                           -    17,975,000    1,500,000  11,225,000
 Payments under line of credit                             -   (20,500,000)  (4,900,000)(11,500,000)
 Borrowings under debt obligations                   270,000     1,856,875      995,846   1,200,000
 Payments under capital lease and debt
  obligations                                     (1,566,131)   (1,924,664)    (627,758)   (521,033)
 Change in amounts due to Parent, net                698,144       781,094     (700,044) (1,042,481)
                                                   ---------    ----------    ---------   ---------
     Net cash used in financing activities          (597,987)   (1,811,695)  (3,731,956)   (638,514)
                                                   ---------    ----------    ---------   ---------
     Net increase (decrease) in cash                (662,162)      128,163      (53,887)   (160,491)

CASH, beginning of period                            859,696       197,534      197,534     325,697
                                                   ---------    ----------    ---------   ---------
CASH, end of period                               $  197,534   $   325,697   $  143,647  $  165,206
                                                   =========    ==========    =========   =========
SUPPLEMENTAL DISCLOSURES:
 Cash paid during the period for -
  Interest                                        $  868,448   $   727,129   $  170,421  $  180,433
                                                   =========    ==========    =========   =========
  Income taxes                                    $  407,444   $   545,500   $  163,500  $1,044,000
                                                   =========    ==========    =========   =========
Noncash transactions -
 Purchases of equipment under capital lease
  obligations                                     $  758,949   $   631,297   $  631,297  $        -
                                                   =========    ==========    =========   =========



    The accompanying notes are an integral part of these consolidated financial statements.




                    HIBBING ELECTRONICS CORPORATION AND SUBSIDIARY
                     Notes to Consolidated Financial Statements
                             December 31, 1996 and 1997
                 (Including Data Applicable to the Unaudited Periods)

1.  Nature of Business and Summary of Significant Accounting Policies:

Organization

Hibbing Electronics Corporation and Subsidiary (the Company) is a wholly owned subsidiary of OECO Corporation (the Parent). The Company is a manufacturer of electronic and electromechanical assemblies and provides electronic manufacturing services, testing, design and circuit board assembly for the original equipment manufacturing market.

Principles of Consolidation

The consolidated financial statements include Hibbing Electronics Corporation and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenues on product sales are recognized at the time of shipment to customers.

Major Customers

There were two customers in 1996 and three customers in 1997 and in the three months ended March 31, 1997 and 1998 that exceeded 10% of net sales. Sales to these customers were approximately $21,589,000 in 1996, $32,161,000 in 1997, $5,980,000 for the three months ended March 31, 1997, and $5,935,000 for the three months ended March 31, 1998. As of December 31, 1996 and 1997 and March 31, 1998, $4,081,000, $4,641,000 and $5,033,000, respectively, were included in accounts receivable from these customers.


Inventories

Inventories are stated at the lower of cost or market and include raw materials, labor and overhead. Cost is determined under the last-in, first-out (LIFO) method. During 1997, the LIFO inventory valuation exceeded current or replacement cost; therefore, the Company recorded an inventory market adjustment to properly state inventory as of December 31, 1997. As a result, the Company reversed the LIFO reserve into income in 1997. Inventories consisted of the following:

                                             December 31
                                       ------------------------     March 31,
                                          1996          1997          1998
                                       ----------    ----------    ----------
Raw materials                         $ 8,807,940   $ 9,423,229   $11,105,963
Work in process                         2,536,948     3,428,216       634,590
Finished goods                            295,607             -             -
                                       ----------    ----------    ----------
                                       11,640,495    12,851,445    11,740,553
Less - LIFO reserve                      (230,000)            -             -
                                       ----------    ----------    ----------
                                      $11,410,495   $12,851,445   $11,740,553
                                       ==========    ==========    ==========

Property and Equipment

Property and equipment are stated at cost. Additions and improvements to equipment are capitalized at cost while repair and maintenance expenditures are charged to operations as incurred. Depreciation is recorded over the estimated useful lives of the assets (three to eight years) using the double-declining-balance method on new machinery and equipment and the straight-line method on other assets. Leasehold improvements are amortized over the terms of the related leases.

Income Taxes

The Company utilizes the liability method to account for income taxes, and deferred taxes are based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Ultimate results could differ from those estimates.

Interim Financial Information (Unaudited)

The accompanying consolidated balance sheet as of March 31, 1998, the consolidated statements of operations and cash flows for the three months ended March 31, 1997 and 1998 and the consolidated statement of stockholders' investment for the three months ended March 31, 1998 are unaudited but, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments necessary for a fair presentation of results for these interim periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of results to be expected for the entire fiscal year.
2.  Debt and Capital Lease Obligations:


Debt Obligations

Debt obligations are as follows:

                                              December 31
                                         -----------------------    March 31,
                                            1996        1997          1998
                                         ----------   ----------   ----------
Line of credit                           $6,000,000   $3,475,000   $3,200,000
Note payable to bank, due in monthly
 installments of $21,000, including
 interest at the adjusted Eurodollar
 rate (9.13% at December 31, 1997),
 due June 1, 1999                                 -      914,465      871,000
Note payable to bank, due in monthly
 installments of $18,356, including
 interest at 8.25%, repaid October 1997     233,242            -            -
Notes payable to bank, due in monthly
 installments, including interest
 ranging from 7.58% to 10.75%, due
 August 1998 through December 2001          970,773    1,433,133    1,293,859
Note payable to bank, due in monthly
 installments of $24,330, including
 interest at 7.58%, due January 15, 2003          -            -    1,167,681
Other                                             -       58,590       63,512
                                          ---------    ---------    ---------
                                          7,204,015    5,881,188    6,596,052
Less - Current maturities                (6,627,758)  (4,184,703)  (4,234,019)
                                          ---------    ---------    ---------
                                         $  576,257   $1,696,485   $2,362,033
                                          =========    =========    =========

The following is a schedule of maturities of long-term debt as of March 31, 1998:

1998 (nine months ending December 31, 1998)                        $3,954,213
1999                                                                1,359,860
2000                                                                  526,771
2001                                                                  453,111
2002                                                                  277,943
Thereafter                                                             24,154
                                                                    ---------
                                                                   $6,596,052
                                                                    =========

The Company's line-of-credit agreement expired on May 31, 1998. The borrowings bore interest at the adjusted Eurodollar rate plus a fixed margin of 2.65% (8.88% at December 31, 1997 and 8.44% at March 31, 1998). Interest
was payable monthly and the unused portion of the commitment carried a commitment fee equal to 0.25%. Borrowings under the agreement were limited to the lesser of $12,000,000 or the borrowing base, as defined ($12,000,000 at December 31, 1997). In conjunction with the sale of the Company to Reptron Electronics, Inc. (Reptron) (see Note 7), the outstanding borrowings on the line of credit and note payable to bank due June 1, 1999 were repaid.

Borrowings under the agreement and notes payable to bank were collateralized by receivables, inventories and equipment. The Company was required to maintain certain financial ratios and tangible net worth, as defined. The Company had complied with, or had obtained waivers to comply with, all covenants as of December 31, 1997.

Capital Lease Obligations

The Company has capital leases which expire at various times over the next five years. Equipment includes the following leased property under capital leases:
                                            December 31
                                      ------------------------     March 31,
                                         1996          1997          1998
                                      ----------    ----------    ----------
Machinery and equipment               $5,380,875    $5,380,875    $5,380,875
Furniture, fixtures and automobiles      587,268       787,901       787,901
                                       ---------     ---------     ---------
                                       5,968,143     6,168,776     6,168,776
Less - Accumulated amortization       (2,352,523)   (3,401,785)   (3,597,634)
                                       ---------     ---------     ---------
                                      $3,615,620    $2,766,991    $2,571,142
                                       =========     =========     =========

The following is a schedule of future minimum capital lease payments as of March 31, 1998:
1998 (nine months ending December 31, 1998)                       $  983,701
1999                                                                 880,382
2000                                                                 385,706
2001                                                                 106,038
                                                                   ---------
Total minimum capital lease payments                               2,355,827
Less - Amount representing interest                                 (141,949)
                                                                   ---------
Present value of minimum capital lease payments                   $2,213,878
                                                                   =========

3.  Stock Option Plan:
In 1996, the Company implemented a stock option plan (the Plan). The stock options are to be granted at estimated fair market value as determined by the board of directors at the date of grant. The stock options generally expire up to ten years after the date of grant and are exercisable at a rate of 20% to 25% per year from the date of grant. The stock options granted in 1996 and 1997 have been issued in anticipation of a common stock split (see Note 7). Shares once acquired may be sold on the open market. The Company retains right of first refusal; however, the Company is not obligated to reacquire the shares. The Company accounts for stock options under the provisions of Accounting Principles Board Opinion No. 25 as a fixed compensation plan, under which no compensation cost has been recognized. Had compensation cost for the Plan been determined consistent with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," the effect on the Company's reported net income would not have been significant. Under SFAS No. 123, the fair market value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants in 1996 and 1997:

                                                              1996      1997
                                                            --------  --------
Assumptions as of the grant date:
  Risk-free interest rate                                      6.3%      6.9%
Expected lives                                              10 years  10 years

Information regarding stock options is as follows:

                              Years Ended December 31             Three Months
                        -----------------------------------    Ended March 31,
                             1996                1997               1998
                        ----------------   ----------------   ----------------
                                Weighted           Weighted           Weighted
                                 Average            Average            Average
                                Exercise           Exercise           Exercise
                        Shares    Price    Shares    Price    Shares    Price
                        ------  --------   ------  --------   ------  --------

Outstanding,
  beginning of period        -    $   -    60,800   $ 7.06    88,000    $8.98
  Granted               60,800     7.06    27,200    13.27         -        -
                        ------             ------             ------
Outstanding,
  end of period         60,800      7.06   88,000     8.98    88,000     8.98
                        ======             ======             ======
Exercisable,
  end of period              -         -   12,505     7.06    15,200     7.06
                        ======             ======             ======
Weighted average fair
  value of options
  granted                           3.21              4.21                N/A


4.  Income Taxes:

The Company files a consolidated federal income tax return with the Parent. The provision for federal and state income taxes has been computed as if the Company filed on a separate basis. Current taxes payable are reflected in due to Parent in the accompanying consolidated balance sheets.

The provision for income taxes consisted of the following:

                                                  Years Ended
                                                  December 31
                                            ---------------------
                                              1996        1997
                                            --------   ----------
Current:
  Federal                                   $904,300   $1,477,414
  State                                        5,000      136,950
Deferred                                     (42,800)    (525,200)
                                             -------    ---------
                                            $866,500   $1,089,164
                                             =======    =========

The deferred tax liability reflected in the accompanying consolidated balance sheets principally relates to depreciation and certain accruals not deductible for tax purposes. The effective income tax rate differs from the federal statutory tax rate primarily as a result of state taxes.

5.  Commitments and Contingencies:

Manufacturing Agreement

In 1997, the Company entered into a manufacturing agreement with a customer whereby the Company has committed to manufacture up to $16.8 million of printed circuit cards and related products for a period of 18 months at the Company's cost of production, as defined. In exchange for the production commitment, the Company acquired the right to use the customer's equipment during the 18 months and, at the end of that term, the Company has the option to assume the remaining capital lease obligation from the customer. In addition, the Company will pay its share of operating expenses related to the customer's leased facility and will assume various equipment and operating leases from the customer.
The Company accounted for the right to use the customer's equipment as an operating lease. The Company will record the sales and cost of sales of printed circuit cards and related products as the products are shipped.

Operating Leases

The Company's operating leases consist principally of leases on plant facilities which expire in December 2002. Total rent expense was $553,000, $1,157,000, $141,000 and $143,000 in 1996, 1997 and for the three months ended
March 31, 1997 and 1998, respectively. Future minimum lease payments under operating lease commitments as of March 31, 1998 are as follows:

      1998 (nine months ending December 31, 1998)       $  633,800
      1999                                                 478,000
      2000                                                 478,000
      2001                                                 478,000
      2002                                                 478,000
                                                         ---------
            Total                                       $2,545,800
                                                         =========

Retirement Savings Plan

The Company has a voluntary retirement savings plan available to any employee who has completed six months of qualified service. Employee contributions up to 4% of wages, as defined, are partially matched by the Company. Company contributions to this plan totaled approximately $44,000, $51,000, $11,200 and $16,000 in 1996, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

Contract Dispute

The Company is involved in a contract dispute with one of its customers regarding approximately $574,000 of excess inventory purchased by the Company for the customer. In the opinion of management, the resolution of this dispute will not have a material adverse effect on the Company's consolidated financial position or results of operations.

6.  Related-Party Transactions:

Intercompany Charges

The Parent pays certain expenses and income taxes on behalf of the Company, with the related expense reported by the Company. Due to the expense allocation described above, there can be no assurance that if the Company operated on a stand-alone basis, a similar cost structure would be achieved. Amounts due to the Parent are repaid based on available cash flow. Certain expenses incurred on behalf of the Company are allocated based upon a percentage of projected sales volume.

Operating Leases

The Minnesota plant facilities are leased from certain officers of the Company. Rental payments under these leases were , $484,000, $478,000, $119,500 and $119,500 in 1996, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

7.  Event Subsequent to December 31, 1997:

On May 29, 1998, the Parent completed the sale of the Company to Reptron. In conjunction with the sale of the Company, the stock option holders (see Note
3) received at the closing of the transaction a cash payment equal to the net stock option value based upon the pro forma recapitalization of the Company as described below. Before the stock options were granted to certain members of management and the Company's board of directors, the Company intended to recapitalize the Company and increase the number of issued and outstanding shares by approximately 670,000.





                         REPTRON ELECTRONICS, INC.

                       PRO FORMA FINANCIAL STATEMENTS


The accompanying pro forma consolidated, combined balance sheet and statements of operations have been derived from the historical financial statements of Reptron Electronics, Inc. (the "Company") and Hibbing Electronics Corporation and subsidiary ("Hibbing"), a wholly-owned subsidiary of OECO Corporation, and adjusts such information to give effect to the acquisition of Hibbing.

The pro forma consolidated, combined balance sheet as of March 31, 1998 assumes that the acquisition of Hibbing occurred on March 31, 1998. The pro forma consolidated, combined statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 assume that the acquisition of Hibbing occurred on January 1, 1997 and January 1, 1998, respectively.

The pro forma financial information is not necessarily indicative of the results that would actually have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. In the opinion of management, all adjustments have been made to fairly present the pro forma information. This pro forma information should be read in conjunction with the notes thereto and the historical financial information.










































                               REPTRON ELECTRONICS, INC.
                    PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                                   MARCH 31, 1998

                             (in thousands, unaudited)

                                  Historical         Pro Forma      Pro Forma
                              ------------------
         ASSETS               Reptron    Hibbing    Adjustments      Combined
                              -------    -------    -----------      --------
CURRENT ASSETS
  Cash & cash equivalents     $ 55,780    $   165     $(29,911) (1)   $ 26,034
  Accounts receivable - trade,
   less allowance for doubtful
   accounts                     39,975     14,404         (379) (4)     54,000
  Inventories                   68,718     11,741         (950) (5)     79,509
  Prepaid expenses and other
   assets                        2,456        809            -           3,265
  Deferred tax benefit             110          -        2,223  (2)      2,333
                               -------     ------       ------         -------
    Total current assets       167,039     27,119      (29,017)        165,141

PROPERTY,PLANT & EQUIPMENT
  AT COST, NET                  35,493      5,624            -          41,117
EXCESS OF COST OVER NET ASSETS
  ACQUIRED, NET                  4,211          -       18,951  (7)     23,162
OTHER ASSETS                     9,411          -         (424) (1)      8,987
                               -------     ------       ------         -------
TOTAL ASSETS                  $216,154    $32,743     $(10,490)       $238,407
                               =======     ======       ======         =======

LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade    $ 22,891    $ 9,913     $      -        $ 32,804
  Current portion of
   Long-term obligations         3,702      5,495        1,300  (3)     10,497
  Accrued expenses               2,603      1,989            -           4,592
  Due to parent                      -        658         (658) (6)          -
  Deferred revenue               1,274         -             -           1,274
                               -------     ------       ------         -------
   Total current liabilities    30,470     18,055          642          49,167

LONG-TERM OBLIGATIONS, less
 Current portion               128,989      3,315            -         132,304
DEFERRED INCOME TAXES            2,210        241            -           2,451

SHAREHOLDERS' EQUITY
  Preferred stock                    -          -            -               -
  Common stock                      61          5           (5) (8)         61
  Additional paid-in-capital    21,389          -            -          21,389
  Retained earnings             33,035     11,127      (11,127) (8)     33,035
                               -------     ------       ------         -------
   Total shareholders' equity   54,485     11,132      (11,132)         54,485
                               -------     ------      -------         -------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY         $216,154    $32,743     $(10,490)       $238,407
                               =======     ======       ======         =======




                       REPTRON ELECTORNICS, INC.
           NOTES TO PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                             March 31, 1998
                               (Unaudited)

NOTE A - ACQUISITION

On May 29, 1998, Reptron Electronics, Inc. ("Reptron") acquired all of the assets and liabilities of Hibbing Electronics Corporation and its subsidiary, ("Hibbing") by way of the purchase of all of the issued and outstanding common stock of OECO Corporation, the parent of Hibbing. The transaction was valued at approximately $40.7 million, consisting of the sum of a cash payment of $29.7 million and debt of approximately $11.0 million. Of the $29.7 million, approximately $7.4 million was deposited in an escrow account as security for collection of designated accounts receivable, liquidation of identified inventory and breach of representations and warranties. In addition, Reptron assumed certain building and equipment lease obligations. Reptron paid down approximately $6.7 million of the Hibbing debt at closing, which consisted of notes payable to bank of $5.8 million and long-term debt of $900,000.

The contingent payments will be made out of the escrow funds on deposit upon satisfactory disposition of the related accounts receivable and inventory items.

NOTE B - PRO FORMA ADJUSTMENTS

(1) A summary of the purchase price for the acquisition described in Note A is as follows:

                Cash                                         $29,700
                Direct acquisition costs                         211
                Capitalized acquisition costs                    424
                                                              ------
                                                             $30,335
                                                              ======

(2) Deferred tax benefit due to exercise of stock options and stock option termination payments.

(3)     Dividend paid to OECO April, 1998.

(4)     Increase in allowance for doubtful accounts.

(5) Reserve established for inventory on hand for a customer whose continuation of purchases is uncertain.

(6)     Elimination of amounts due to OECO Corporation.

(7) The total purchase price of the Hibbing Electronics Corporation acquisition was allocated in accordance with the provisions of APB No. 16 for purchase transactions and accordingly was based on fair value of net tangible assets acquired with the excess allocated to goodwill (i.e. no specifically identifiable intangible asset exists).

            Net tangible assets acquired consist of:
                Cash                                         $   165
                Accounts receivable                           14,025
                Inventories                                   10,791
                Prepaid expenses                                 809
                Deferred tax benefit                           2,223
                Property, plant and equipment                  5,624
                Accounts Payable - trade                      (9,913)
                Current portion of long-term debt             (6,795)
                Accrued expenses                              (1,989)
                Long-term obligations, less current portion   (3,315)
                Deferred income taxes                           (241)
            Intangible assets consist of:
                Goodwill                                      18,951
                                                              ------
                                                             $30,335
                                                              ======

(8)     Elimination of Hibbing equity.

                          REPTRON ELECTRONICS, INC.
            PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1997
                (in thousands, except share and per share data)


                                    Reptron    Hibbing  Pro Forma   Pro Forma
                                     Actual     Actual  Adjustments  Combined
                                    -------    -------  ----------- ---------
Net Sales                          $303,911    $76,946   $     -     $380,857
Cost of goods sold                  249,754     67,160         -      316,914
                                    -------     ------    ------      -------
   Gross profit                      54,157      9,786                 63,943
Selling, general
  and administrative expenses        38,156      6,586       653  (1)
                                                            (493) (2)  44,902
                                    -------     ------    ------      -------
   Operating income                  16,001      3,200      (160)      19,041

Interest expense, net                 6,184        687     1,798  (3)   8,669
Other income                             -         187         -          187
                                    -------     ------    ------      -------
   Earnings before income
     taxes                            9,817      2,700    (1,958)      10,559

Income tax provision                  3,677      1,089      (320) (4)   4,446
                                    -------     ------    ------      -------
   Net earnings                    $  6,140    $ 1,611    (1,638)       6,113
                                    =======     ======    ======      =======
   Net earnings per common
    share - basic                  $   1.01                          $   1.01
                                    =======                           =======
Weighted average common
 shares outstanding - basic       6,077,084                         6,077,084
                                  =========                         =========
   Net earnings per common
    share - diluted                $    .98                          $    .98
                                    =======                           =======
Weighted average common stock
 equivalent shares outstanding
 - diluted                         6,247,040                        6,247,040
                                   =========                        =========


         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(1) Represents goodwill amortization expense (using a 30 year amortization period).

(2) Represents non-recurring corporate overhead expenses Hibbing was charged by OECO Corporation.

(3) Represents additional interest expense prior to Reptron's convertible debt offering in August, 1997, and lost interest income, post debt offering, on funds used for acquisition.

(4) Represents income taxes on the net effect the pro forma adjustments as set forth above, at an effective income tax rate of 40.0%. Note municipal interest forfeited and goodwill amortization is non-deductible for income tax purposes.


                          REPTRON ELECTRONICS, INC.
           PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
            For the three months ended March 31, 1998 (unaudited)
               (in thousands, except share and per share data)

                                  Reptron    Hibbing  Pro Forma     Pro Forma
                                   Actual     Actual  Adjustments    Combined
                                  -------    -------  -----------   ---------
Net Sales                          $70,836    $20,518   $      -      $91,354
Cost of goods sold                  59,363     17,853          -       77,216
                                    ------     ------    -------       ------
   Gross profit                     11,473      2,665          -       14,138

Selling, general
  and administrative                10,734      1,736        163  (1)
                                                             (96) (2)  12,537
                                    ------     ------    ------        ------
   Operating income                    739        929        (67)       1,601

Interest expense, net                1,862        182        284  (3)   2,328
Other income                            -         178                     178
                                    ------     ------     ------       ------
   Earnings (loss) before income
     taxes                          (1,123)       925       (351)        (549)

Income tax provision (benefit)        (622)       362         40  (4)    (220)
                                    ------     ------     ------       ------
   Net earnings (loss)             $  (501)   $   563    $  (391)     $  (329)
                                    ======     ======     ======       ======
   Net earnings (loss) per
   common share - basic            $  (.08)                           $  (.05)
                                    ======                             ======
Weighted average common
 shares outstanding - basic      6,088,477                          6,088,477
                                 =========                          =========
   Net earnings (loss) per common
    share - diluted                $  (.08)                           $  (.05)
                                    ======                             ======
Weighted average common stock
 equivalent shares outstanding
 - diluted                        6,088,477                         6,088,477
                                  =========                         =========


      NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(1) Represents goodwill amortization expense (using a 30 year amortization period).

(2) Represents non-recurring corporate overhead expenses Hibbing was charged by OECO Corporation.

(3) Represents loss of tax exempt interest income on funds used for acquisition.

(4) Represents income taxes on the net effect of the pro forma adjustments as set forth above, at an effective income tax rate of 40.0%. Note municipal interest forfeited and goodwill amortization is non-deductible for income tax purposes.





SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         REPTRON ELECTRONICS, INC.
                                         -------------------------
                                         (Registrant)



                                         By:
                                            ----------------------
                                            Michael Branca,
                                            Chief Financial
                                            Officer

                                         Date:  August 10, 1998